     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1998


                                                      REGISTRATION NO. 333-51121
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                            ------------------------


                          AMENDMENT NO. 4 TO FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            SOFTWARE.NET CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               7375                              94-3212136
    (STATE OR OTHER JURISDICTION         (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                            ------------------------

                            3031 TISCH WAY, STE. 900
                           SAN JOSE, CALIFORNIA 95128
                                 (408) 556-9300
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              WILLIAM S. MCKIERNAN
                             CHAIRMAN OF THE BOARD
                            SOFTWARE.NET CORPORATION
                            3031 TISCH WAY, STE. 900
                           SAN JOSE, CALIFORNIA 95128
                                 (408) 556-9300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

     COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE AGENT FOR SERVICE, SHOULD BE SENT TO:

                 RICHARD SCUDELLARI                                  DONALD M. KELLER, JR.
                   SHANE M. BYRNE                                      GLEN R. VAN LIGTEN
          JACKSON TUFTS COLE & BLACK, LLP                              VENTURE LAW GROUP
         60 SOUTH MARKET STREET, 10TH FLOOR                        A PROFESSIONAL CORPORATION
             SAN JOSE, CALIFORNIA 95113                               2800 SAND HILL ROAD
                   (408) 998-1952                                 MENLO PARK, CALIFORNIA 94025
                                                                         (650) 854-4488

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ];

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ];

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ];

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ];

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than the underwriting discount, payable by the registrant in connection with the sale of the Common Stock being registered hereby. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee:

Securities and Exchange Commission filing fee...............  $ 15,340
NASD filing fee.............................................     5,500
Nasdaq National Market listing fee..........................     1,000
Blue Sky fees and expenses..................................     5,000
Printing and engraving expenses.............................   150,000
Legal fees and expenses.....................................   250,000
Accounting fees and expenses................................   200,000
Transfer Agent and Registrar fees...........................    25,000
Miscellaneous...............................................    98,160
                                                              --------
          Total.............................................  $750,000
                                                              ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article 6 of the registrant's Bylaws (Exhibit 3.2 hereto) permits indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the Bylaws permit an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgment, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the registrant or that, being or having been a director or officer of the registrant, such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. The Bylaws also provide that the registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article IX of the registrant's Certificate of Incorporation (Exhibit 3.1 hereto) provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article IX shall not adversely affect any right or protection of a director of the registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The registrant has entered into certain indemnification agreements with its officers and directors, the form of which is attached as Exhibit 10.1 to this Registration Statement and incorporated herein by reference. The indemnification agreements provide the registrant's officers and directors with further indemnification to the maximum extent permitted by the DGCL. Reference is made to the Underwriting Agreement (Exhibit 1.1 hereto), in which the Underwriters have agreed to indemnify the officers and directors of the registrant against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since January 1995, the registrant has issued and sold unregistered securities as follows:

     (1) On January 9, 1995, the registrant issued an aggregate of 1,437,500 shares of Series A Preferred Stock which are convertible into 2,875,000 shares of Common Stock, to ten investors for a consideration of $0.40 per share of Series A Preferred Stock ($0.33 per share as adjusted for the Spin-off), or an aggregate of $575,000. The purchasers consisted of one investor that is presently related to a director who purchased 500,000 shares and nine unaffiliated investors who purchased 937,500 shares.

     (2) On February 27, 1996, the registrant issued an aggregate of 548,020 shares of Series A Preferred Stock which are convertible into 1,096,040 shares of Common Stock, to three investors for a consideration of $0.91 per share of Series A Preferred Stock ($0.76 per share as adjusted for the Spin-off), or an aggregate of $498,697. The purchasers consisted of one investor that is presently related to a director who purchased 253,131 shares and two unaffiliated investors who purchased 294,889 shares. Each of the purchasers had previously purchased Series A Preferred Stock in January, 1995.

     (3) On July 24, 1996, the registrant issued an aggregate of 2,037,038 shares of Series B Preferred Stock which are convertible into 4,074,076 shares of Common Stock, to eleven investors for a consideration of $2.70 per share of Series B Preferred Stock ($2.25 per share as adjusted for the Spin-off), or an aggregate of approximately $5,500,000. The purchasers consisted of one investor that is presently related to a director who purchased 925,926 shares and ten unaffiliated investors who purchased 1,111,112 shares.

     (4) On September 26, 1997, September 30, 1997 and December 5, 1997, the registrant issued an aggregate of 3,000,000 shares of Series C Preferred Stock which are convertible into 3,000,000 shares of Common Stock, to 19 investors for a consideration of $2.04 per share of Series C Preferred Stock ($1.70 per share as adjusted for the Spin-off), or an aggregate of approximately $6,120,000. The purchasers consisted of eleven investors that are presently related to certain directors who purchased 2,677,450 shares and eight unaffiliated investors who purchased 322,550 shares.

     (5) On March 18, 1998, and April 3, 1998, the registrant issued an aggregate of 1,153,846 shares of Series D Preferred Stock which are convertible into 1,153,846 shares of Common Stock to eleven investors for a consideration of $2.60 per share, or an aggregate of approximately $3,000,000. The purchasers consisted of ten investors that are presently related to certain directors who purchased 1,145,264 shares and one unaffiliated investor who purchased 8,582 shares.


     (6) In March 1998, the Company entered in an agreement with AOL pursuant to which, subject to certain limited exception, AOL agreed to buy shares of the Company's Common Stock at a price per share equal to the initial public offering price (less Underwriters' discount) for an aggregate purchase price of $2,000,000. Based on an initial public offering price of $8.00 per share, AOL will purchase 268,817 shares of Common Stock immediately prior to the consummation of this offering. Concurrent with the purchase of the shares of Common Stock by AOL, the Company will issue to AOL a Warrant for an amount of Common Stock equal to 1.5 times the number of shares purchased by AOL in the aforementioned investment at a per share exercise price equal to the initial public offering price (less Underwriters' discount) which will vest in increments of 1/36th per month commencing March 1, 1998. Based on an offering price of $8.00 per share and an underwriting discount of $0.56 per share, the Company will issue to AOL a Warrant for 403,225 shares of Common Stock immediately prior to the consummation of this offering.

     (7) In March 1998, the registrant also issued to AOL a Warrant to purchase 369,578 shares of the registrant's Series D Preferred Stock at a price of $2.60 per share vesting in increments of 1/36th per month commencing March 1, 1998; provided, however, that the Warrant is not exercisable until after August 31, 1999, except in the event of a change of control (as defined therein). This Warrant will terminate in accordance with its terms immediately prior to the consummation of this offering.

     Each of the foregoing purchases and sales were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to
Section 4(2) thereof on the basis that the transactions did not involve public offerings.

     (8) From January 5, 1995 through the date of June 1, 1998, the registrant granted stock options to purchase 4,631,800 shares of Common Stock, with exercise prices ranging from $0.0042 to $7.00 per share, to employees, consultants, and directors pursuant to its 1995 and 1998 Stock Option Plans. Of these options, options for 812,745 have been canceled without being exercised, options for 108,542 shares have been exercised and options for 3,710,513 shares remain outstanding. From January 5, 1995 through the date of the Prospectus, the registrant also granted stock options outside of any plan to purchase 1,000,000 shares of the registrant's Common Stock, with an exercise price of $0.004 per share. Of these options, none have been canceled, none have been exercised and 1,000,000 remain outstanding.

     The sales and issuances of these securities were exempt from registration under the Securities Act pursuant to either Rule 701 promulgated thereunder on the basis that these options were offered and sold either pursuant to a written compensatory benefit plan or pursuant to a written contract relating to consideration, as provided by Rule 701, or pursuant to Section 4(2) thereof on the basis that the transactions did not involve a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


   EXHIBIT NO.                               DESCRIPTION
   -----------                               -----------
   **1.1      --     Form of Underwriting Agreement.
   **2.1      --     Form of Agreement and Plan of Merger between the Registrant and software.net Corporation, a California corporation.
   **3.1      --     Form of Certificate of Incorporation of the Registrant.
   **3.2      --     Form of Bylaws of the Registrant.
    *4.1      --     Specimen of Certificate for Common Stock.
   **5.1      --     Opinion of Jackson Tufts Cole & Black, LLP.
   **9.1      --     Shareholders Agreement dated March 18, 1998, by and between the Registrant and each of the holders of the Registrant's
                     Series C and Series D Preferred Stock.
  **10.1      --     Form of Indemnification Agreement.
  **10.2      --     1995 Stock Option Plan, as amended.
  **10.3      --     1998 Stock Option Plan.
  **10.4      --     Stock Option Agreement dated as of March 31, 1995, by and
                     between the Registrant and John Pettitt.
  **10.5      --     Series A Preferred Stock Purchase Agreement, as amended.
  **10.6      --     Series B Preferred Stock Purchase Agreement.
  **10.7      --     Series C Preferred Stock Purchase Agreement.
  **10.8      --     Series D Preferred Stock Purchase Agreement.
  **10.9      --     Common Stock and Warrants Subscription Agreement dated as of
                     March 18, 1998, by and between the Registrant and America
                     Online, Inc.
  **10.10     --     Conveyance Agreement dated as of December 31, 1997, by and between the Registrant and Internet Commerce Services
                     Corporation (now known as CyberSource Corporation).
   +10.11     --     Interactive Marketing Agreement dated as of March 1, 1998, by and between the Registrant and America Online, Inc.
 **+10.12     --     Sponsorship Agreement dated as of March 30, 1998, by and
                     between the Registrant and Excite, Inc.
 **+10.13     --     Co-Marketing Services Agreement dated as of June 23, 1997, by and between the Registrant and Netscape Communications
                     Corporation.
  **10.14     --     Trademark License Agreement dated as of June 23, 1997, by
                     and between the Registrant and Netscape Communications
                     Corporation.
   +10.15     --     Government Integrator Agreement (#3622) dated as of May 5,
                     1995, by and between the Registrant and Microsoft
                     Corporation.
  **10.16            Offer letter to Mark Breier.
  **10.17            Credit Agreement dated as of May 21, 1998 among the
                     Registrant, Deutsche Bank AG, New York Branch, as Agent and
                     the other financial institutions party hereto.
  **10.18     --     Agreement dated as of July 3, 1996, by and between the
                     Registrant and the United States Department of Defense,
                     Defense Mapping Agency
                     (#N00140-96-C-2410).
  **10.19     --     Agreement dated as of June 12, 1997, by and between the
                     Registrant and the United States Department of Defense,
                     Defense Logistics Agency
                     (#N00140-97-D-1756).
   +10.20     --     Inter-Company Cross License Agreement dated as of April 23,
                     1998, by and between the Registrant and Internet Commerce
                     Services (now known as CyberSource Corporation), as amended on May 19, 1998.
  **10.21     --     Promissory Note dated as of April 15, 1998, by and between the Registrant and William S. McKiernan.
  **10.22     --     Pledge Agreement as of April 15, 1998, by and between the
                     Registrant and William S. McKiernan.
  **10.23     --     Internet Services and Products Agreement dated as of April
                     29, 1996, by and between the Registrant and Exodus
                     Communications, Inc.

   EXHIBIT NO.                               DESCRIPTION
   -----------                               -----------
   +10.24     --     Internet Commerce Services Agreement dated as of April 23,
                     1998, by and between the Registrant and CyberSource
                     Corporation, as amended on May 19, 1998.
  **10.25     --     Office Building Lease dated as of July 8, 1997, as amended, by and between the Registrant and PGP-South Bay Office
                     Towers, Inc.
  **10.26            Agreement dated as of December 19, 1995, by and between the
                     Registrant and the United States Department of Defense, DFAS
                     (#N00140-96-G-D115).
  **10.27            Call Center Agreement dated as of October 17, 1997, by and between the Registrant and LOGISTIX.
  **10.28     --     Sublease dated as of May 27, 1998 by and between the
                     Registrant and First Data Merchant Services Corporation.
  **23.1      --     Consent of Ernst & Young LLP, Independent Auditors.
    23.2      --     Consent of Jackson Tufts Cole & Black, LLP (included in
                     Exhibit 5.1).
  **24.1      --     Power(s) of Attorney (see page II-7).
  **27.1      --     Financial Data Schedule.


---------------
 * To be filed by amendment.

** Previously filed.

 + Confidential Treatment Requested.

     (b) Financial Statement Schedules

II. VALUATION AND QUALIFYING ACCOUNTS

                            SOFTWARE.NET CORPORATION

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                   BALANCE AT   CHARGED TO                BALANCE AT
                                                   BEGINNING    COSTS AND    DEDUCTION/     END OF
                   DESCRIPTION                     OF PERIOD     EXPENSES     WRITEOFF      PERIOD
                   -----------                     ----------   ----------   ----------   ----------
Year ended December 31, 1995
  Accounts receivable allowances.................     $ --         $ --         $ --         $ --
Year ended December 31, 1996
  Accounts receivable allowances.................     $ --         $ 77         $(12)        $ 65
Year ended December 31, 1997
  Accounts receivable allowances.................     $ 65         $240         $(30)        $275

     All schedules omitted are inapplicable or the requested information is shown in the financial statements of the registrant or related notes thereto.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide to the Underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Second Amendment to Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in San Jose, California, on June 12, 1998.


                                          software.net Corporation

                                          By: /s/ WILLIAM S. MCKIERNAN
                                            ------------------------------------
                                                    William S. McKiernan
                                                   Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Second Amendment to Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of June, 1998.



                        NAME                                       TITLE                   DATE
                        ----                                       -----                   ----
Principal Executive Officer:

            By: /s/ WILLIAM S. MCKIERNAN*                  Chairman of the Board       June 12, 1998
  -------------------------------------------------
                William S. McKiernan

Principal Financial Officer and Principal Accounting Officer:

             By: /s/ MICHAEL J. PRAISNER                 Vice President, Finance &     June 12, 1998
  -------------------------------------------------       Administration and Chief
                 Michael J. Praisner                         Financial Officer

Additional Directors:

               By: /s/ MARK L. BREIER*                   President, Chief Executive    June 12, 1998
  -------------------------------------------------         Officer and Director
                   Mark L. Breier

            By: /s/ LINDA FAYNE LEVINSON*                         Director             June 12, 1998
  -------------------------------------------------
                Linda Fayne Levinson

              By: /s/ HUBERT E. KOLDE*                            Director             June 12, 1998
  -------------------------------------------------
                   Hubert E. Kolde

              By: /s/ STEVEN P. NOVAK*                            Director             June 12, 1998
  -------------------------------------------------
                   Steven P. Novak

             By: /s/ RICHARD SCUDELLARI*                          Director             June 12, 1998
  -------------------------------------------------
                 Richard Scudellari

             By: /s/ MICHAEL J. PRAISNER
  -------------------------------------------------
                 Michael J. Praiser
                  Attorney-in-Fact

                                 EXHIBIT INDEX


   EXHIBIT NO.                               DESCRIPTION
   -----------                               -----------
    **1.1     --     Form of Underwriting Agreement.
    **2.1     --     Form of Agreement and Plan of Merger between the Registrant and software.net Corporation, a California corporation.
    **3.1     --     Form of Certificate of Incorporation of the Registrant.
    **3.2     --     Form of Bylaws of the Registrant.
     *4.1     --     Specimen of Certificate for Common Stock.
    **5.1     --     Opinion of Jackson Tufts Cole & Black, LLP.
    **9.1     --     Shareholders Agreement dated March 18, 1998, by and between the Registrant and each of the holders of the Registrant's
                     Series C and Series D Preferred Stock.
   **10.1     --     Form of Indemnification Agreement.
   **10.2     --     1995 Stock Option Plan, as amended.
   **10.3     --     1998 Stock Option Plan.
   **10.4     --     Stock Option Agreement dated as of March 31, 1995, by and
                     between the Registrant and John Pettitt.
   **10.5     --     Series A Preferred Stock Purchase Agreement, as amended.
   **10.6     --     Series B Preferred Stock Purchase Agreement.
   **10.7     --     Series C Preferred Stock Purchase Agreement.
   **10.8     --     Series D Preferred Stock Purchase Agreement.
   **10.9     --     Common Stock and Warrants Subscription Agreement dated as of
                     March 18, 1998, by and between the Registrant and America
                     Online, Inc.
   **10.10    --     Conveyance Agreement dated as of December 31, 1997, by and between the Registrant and Internet Commerce Services
                     Corporation (now known as CyberSource Corporation).
    +10.11    --     Interactive Marketing Agreement dated as of March 1, 1998, by and between the Registrant and America Online, Inc.
  **+10.12    --     Sponsorship Agreement dated as of March 30, 1998, by and
                     between the Registrant and Excite, Inc.
  **+10.13    --     Co-Marketing Services Agreement dated as of June 23, 1997, by and between the Registrant and Netscape Communications
                     Corporation.
   **10.14    --     Trademark License Agreement dated as of June 23, 1997, by
                     and between the Registrant and Netscape Communications
                     Corporation.
    +10.15    --     Government Integrator Agreement (#3622) dated as of May 5,
                     1995, by and between the Registrant and Microsoft
                     Corporation.
   **10.16           Offer letter to Mark Breier.
   **10.17           Credit Agreement dated as of May 21, 1998 among the
                     Registrant, Deutsche Bank AG, New York Branch, as Agent and
                     the other financial institutions party hereto.
   **10.18    --     Agreement dated as of July 3, 1996, by and between the
                     Registrant and the United States Department of Defense,
                     Defense Mapping Agency
                     (#N00140-96-C-2410).
   **10.19    --     Agreement dated as of June 12, 1997, by and between the
                     Registrant and the United States Department of Defense,
                     Defense Logistics Agency
                     (#N00140-97-D-1756).
    +10.20    --     Inter-Company Cross License Agreement dated as of April 23,
                     1998, by and between the Registrant and Internet Commerce
                     Services (now known as CyberSource Corporation), as amended on May 19, 1998.
   **10.21    --     Promissory Note dated as of April 15, 1998, by and between the Registrant and William S. McKiernan.
   **10.22    --     Pledge Agreement as of April 15, 1998, by and between the
                     Registrant and William S. McKiernan.
   **10.23    --     Internet Services and Products Agreement dated as of April
                     29, 1996, by and between the Registrant and Exodus
                     Communications, Inc.

   EXHIBIT NO.                               DESCRIPTION
   -----------                               -----------
    +10.24    --     Internet Commerce Services Agreement dated as of April 23,
                     1998, by and between the Registrant and CyberSource
                     Corporation, as amended on May 19, 1998.
   **10.25    --     Office Building Lease dated as of July 8, 1997, as amended, by and between the Registrant and PGP-South Bay Office
                     Towers, Inc.
   **10.26           Agreement dated as of December 19, 1995, by and between the
                     Registrant and the United States Department of Defense, DFAS
                     (#N00140-96-G-D115).
   **10.27           Call Center Agreement dated as of October 17, 1997, by and between the Registrant and LOGISTIX.
   **10.28    --     Sublease dated as of May 27, 1998 by and between the
                     Registrant and First Data Merchant Services Corporation.
   **23.1     --     Consent of Ernst & Young LLP, Independent Auditors.
     23.2     --     Consent of Jackson Tufts Cole & Black, LLP (included in
                     Exhibit 5.1).
   **24.1     --     Power(s) of Attorney (see page II-7).
   **27.1     --     Financial Data Schedule.


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 * To be filed by amendment.

** Previously filed.

 + Confidential Treatment Requested.